MAIDEN HOLDINGS, LTD

Third Quarter 2008 Earnings Conference Call

November 12, 2008

Forward Looking Statements

This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, ability to renew GMAC RE business, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. The Company undertakes no obligation to publicly update any forward-looking statements.

Recent Developments

Announced the acquisition of GMAC RE

- Significant book of non-cat specialty reinsurance business
- Approximately $550 million in GWP
- Assumed loss reserves approximately $750 million
- Unearned premium approximately $200 million
- Assumed related assets of approximately $1 billion
- Purchase price of $100 million
- Accretive to Maiden and excellent base for continued growth

Acquisition Rationale

Maiden acquires an excellent book of in force business along with renewal rights

- Over $550 million of gross revenue with strong profitability and 5 year growth rate in excess of 10% per annum
- Significant portfolio of over 70 P&C insurer clients; majority are regional insurers domiciled in the US
- Focus on predictable, low hazard classes of business
- Very limited overall catastrophe exposure
- High client retention rates, over 85% on largest business segment
- Strong operating results with historically profitable underwriting performance; historically since formation of GMAC RE, no operating losses have been presented to parent company

Acquisition Rationale

Acquisition positions Maiden with strong, efficient platform to grow business

- Reinsurance portfolio and platform developed over the last 25 years; strong reputation among US regional insurers
  - Outstanding system capabilities with strong management information systems
  - Strong technical underwriting, actuarial, and risk management platform significantly accelerates development of Maiden infrastructure
  - Infrastructure is complementary to existing Maiden infrastructure
  - Broker and Direct distribution capabilities strengthen market position
- Enhances and fast forwards Maiden's plan as a specialty reinsurance company

GMAC RE Business Profile

Business Segment	Covered Lines	Coverage Limits & Attachment	Distribution
Treaty – Regional Insurers	Auto, homeowners, CMP, WC	Average of $2 million Typically within first $2 million	Broker and Direct
Specialty – Regional Specialty and National Stock	Commercial auto, WC	Average $1 million Within first $5 million	Broker
Accident and Health	Medical stop loss and personal accident	Majority less than $1 million	Broker
SRS – Commercial Real Estate, habitational, Mfg, service	Excess property	Average $5 million Various levels	Broker

Diversity of Business


SRS
5%
Specialty
14%
Accident &
Health
18%
Treaty
63%

Geographic Diversity: No Single State Over 20% of Treaty Portfolio

New Maiden Leadership Team

- **CEO – Maiden Holdings – Art Raschbaum** – recently President of GMAC Insurance Holdings Inc, over 30 years of insurance industry experience, previously led development of GMAC RE business for over 20 years
- **President – Maiden RE – John Marshaleck** – over 30 years of insurance industry experience, President of GMAC RE since 2007, held position of COO and CFO, over 20 years of leadership responsibility at GMAC RE
- **COO – Maiden RE – Karen Schmitt** – currently COO of GMAC RE, previously Chief Actuary, strong industry experience across (re) insurance industry
- **Highly experienced leadership team**
  - Strong technical credentials
  - Experience across reinsurance industry
  - Stable team with low management turnover

The New Maiden Holdings

- **Maiden has dramatically accelerated its operating plan by acquiring the GMAC RE platform and existing portfolio while maintaining the core AmTrust portfolio**
- **Assumption of existing portfolio generates additional asset base of approximately $1 billion strengthening earnings run rate**
- **Market and client reaction has been outstanding positioning the company for continued profitable growth**
- **Going forward business is expected to generate in excess of $1 billion of revenue with a targeted combined ratio of 96% or better**
- **Maiden is well positioned as a significant focused global specialty reinsurer with an expanding footprint and client base internationally**
- **Targeted returns in excess of 15% with low volatility**

Initial Estimated Financial Results

Estimated Financial Summary	2009
Premium Written	$1.2 Billion
Earned Premium	$950 Million
Combined Ratio	96%
Average Invested Assets	$2 Billion
Anticipated Investment Yield	5.5%

Investment Portfolio

Net investments as of 9/30 plus assets received – $1.7 billion

78% of fixed maturities are AAA, US Government and Agencies

Strong liquidity – over $400 million cash and cash equivalents

Corporate fixed maturities are 22% of fixed maturities

93% of corporate fixed maturities are A rated or better



Cash and Cash Equivalents 25%
Fixed Maturities 75%

The Vision for Maiden Holdings

- **Premier global preferred provider of customized reinsurance products and services to regional insurance companies**
  - Product and customer segment specialization
  - Differentiated product and service offerings
  - Strong operating returns in excess of 15% and stable operating performance
- **Uniquely positioned as the only Bermuda reinsurer with over $1 billion of revenue and a focus on non catastrophe regional and specialty clients**
  - A.M. Best has confirmed Maiden's A- following the transaction; longer term focus will be on growing balance sheet and increasing the rating
- **Differentiated strategy in comparison to majority of publicly traded Bermuda reinsurance companies**
  - Emphasis on predictable, low severity risks; minimal catastrophe exposure
  - Well diversified across lines of business and geography
  - Significant reinsurance relationships with majority of clients
  - High customer retention rates
  - Highly efficient operating platform
  - Disciplined technical underwriting approach

MAIDEN HOLDINGS, LTD